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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-143906, 333-149939 and 333-157980) pertaining to the Amended and Restated 2003 Stock Option and Incentive Plan and the 2007 Employee, Director and Consultant Stock Plan of EnerNOC, Inc., and the Registration Statement (Form S-3 No. 333-160820) pertaining to EnerNOC, Inc.'s registration statement for common stock, preferred stock, debt securities, warrants, units or any combination of the foregoing, of our reports dated March 12, 2010, with respect to the consolidated financial statements of EnerNOC, Inc., and the effectiveness of internal control over financial reporting of EnerNOC, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 12, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm